SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.         )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      DEPOSIT GUARANTY CORP.
         (Name of Registrant as Specified in Its Charter)

                      DEPOSIT GUARANTY CORP.
            (Name of Person(s) Filing Proxy Statement,
                  if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[ ] Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:


     (2) Form, Schedule or Registration Statement no.:


     (3) Filing Party:


     (4) Date Filed:

                      DEPOSIT GUARANTY CORP.
                          P. O. BOX 730
                   JACKSON, MISSISSIPPI  39205



              NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                   TO BE HELD ON APRIL 15, 1997


TO THE STOCKHOLDERS OF
DEPOSIT GUARANTY CORP.:

      NOTICE IS HEREBY GIVEN that, pursuant to call of its directors and in compliance with its Bylaws, the regular annual meeting of stockholders of DEPOSIT GUARANTY CORP. will be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, on Tuesday, April 15, 1997,at 2:30 p.m., local time, for the purpose of considering and voting upon the following matters:

      1. Election of the seven (7) persons listed in the Proxy
         Statement dated March 21, 1997, accompanying this notice as directors of Deposit Guaranty Corp.

       2. Whatever other matters may be brought before the meeting or any adjournment(s) thereof. Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.

      Only those stockholders of record at the close of business on March 3, 1997, shall be entitled to notice of and to vote at this meeting. We urge you to sign and return the enclosed Proxy as soon as possible, whether or not you plan to attend the meeting in person.

                             BY ORDER OF THE BOARD OF DIRECTORS


                                 E.B. Robinson, Jr.
                             CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Dated and Mailed at
Jackson, Mississippi
on or about March 21, 1997

Enclosures: 1.  Proxy
            2.  Business Reply Envelope
            3.  Annual Report

                        TABLE OF CONTENTS

                                                             PAGE

NOTICE OF ANNUAL STOCKHOLDERS' MEETING . . . . . . . . . . .Cover

ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . .1

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT . . . .4

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. . . . .6

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . .6

OTHER TRANSACTIONS WITH MANAGEMENT . . . . . . . . . . . . . . 11

INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . 11

COMMITTEES OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . 11

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 12

PROPOSALS OF STOCKHOLDERS. . . . . . . . . . . . . . . . . . . 12

                       PROXY STATEMENT FOR
                      DEPOSIT GUARANTY CORP.
                       DATED MARCH 21, 1997
                  Annual Meeting of Stockholders
                    To Be Held April 15, 1997

    This Proxy Statement is furnished to stockholders of Deposit Guaranty Corp. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson,Mississippi, on Tuesday, April 15, 1997, at 2:30 p.m., local time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Stockholders' Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is March 21, 1997.

    Only those stockholders of record on the books of the Company at the close of business on March 3, 1997, shall be entitled to notice of and to vote at the meeting in person or by proxy. On that date, the Company had outstanding of record 40,778,218 shares of Common Stock. A majority of the shares outstanding constitute a quorum. Each share is entitled to one (1) vote. In the election of directors, each stockholder has cumulative voting rights, so that a stockholder may vote the number of shares owned by him for as many persons as there are directors to be elected, or he may multiply the number of shares by the number of directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of directors to be elected is seven (7), a stockholder owning ten
(10) shares may cast ten (10) votes for each of seven (7) nominees, or cast seventy (70) votes for one (1) nominee, or allocate the seventy (70) votes among several nominees.

     Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

    The cost of soliciting proxies from stockholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefor. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

    Shares of Common Stock represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the instructions thereon. If no direction is indicated, such shares will be voted FOR each nominee and at the discretion of the persons named in the relevant proxy in connection with any other business that may properly come before the meeting. A proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall be suspended if the stockholder is present and elects to vote in person.

    The 1996 Annual Report to stockholders of the Company, including audited financial statements of the Company, is enclosed for the information of the stockholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three
(3) classes - Class A and Class C consisting of four (4) directors each and Class B consisting of three (3) directors. The Board of Directors has approved the expansion of the number of directors of the Company from eleven to thirteen, to be composed of four (4) Class A Directors, five (5) Class B Directors and four (4) Class C Directors. The term of the present Class B Directors expires at the 1997 Annual Meeting. The term of the Class C Directors will expire at the 1998 Annual Meeting and the term of the Class A Directors will expire at the
1999 Annual Meeting.   At the 1997 Annual Meeting Class B
Directors will be elected for a three-year term.

    The Board of Directors has nominated Haley R. Barbour, William R. James, Booker T. Jones, E. B. Robinson, Jr. and J. Kelley Williams for election as Class B Directors to serve until the 2000 Annual Meeting and has nominated Richard D. McRae, Jr. for election as a Class A Director to serve until the 1999 Annual Meeting. The Board of Directors has also nominated Sharon S. Greener for election as a Class C Director to serve until the
1998 Annual Meeting.   Richard D. McRae, Jr., E. B. Robinson, Jr.
and J. Kelley Williams are currently serving as Class B Directors. Steven C. Walker, a Class A Director, and Michael E. Bemis, a Class C Director, are retiring from the Board of Directors effective at the 1997 Annual Meeting.

    Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the five (5) nominees for Class B Director, the nominee for Class A Director and the nominee for Class C Director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

    The following table provides certain information about the nominees and the other present directors of the Company. Each nominee has been in an executive capacity with the firm or company indicated for at least the past five (5) years, except as otherwise indicated. The column "Directorships Held in Other Companies" indicates other directorships held in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of
Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940. During 1996, the Company's Board of Directors had twelve (12) meetings. No incumbent director attended less than seventy-five percent (75%) of the total number of meetings of the Board of Directors or committees upon which he served.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE NOMINEES.

              POSITIONS & OFFICES WITH                              DIRECTORSHIP
              COMPANY OR PRINCIPAL OCCUPATIONS   DIRECTOR OF        HELD IN OTHER
DIRECTORS     AND EMPLOYMENT                     COMPANY       AGE  COMPANIES

NOMINEES:

Haley R.      Partner, Barbour Griffith and      1985-1986     49   Mobile Telecom-
Barbour       Rogers, Wash., D.C. (law firm);                       munications
(Class B)     Chairman, Policy Impact                               Technologies
              Communications, Washington, D.C.                      Corp; Mississippi
              (public relations firm); Vice                         Chemical
              Chairman, International Equity                        Corporation
              Advisors, Washington, D.C.;
              (counseling & lobbying firm);
              Managing Director, National
              Environmental Strategics,
              Washington, D.C. (environmental
              consulting firm); Chairman,
              Republican National Committee
              January, 1993 to January, 1997;
              Partner, Barbour and Rogers,
              predecessor law firm to Barbour
              Griffith and Rogers

Sharon S.
Greener       Chairman of the Board of           N/A            53
(Class C)     Stribling Equipment, Inc.
              (John Deere industrial equipment
              dealership) and Empire Truck
              Sales, Inc. (Freightliner
              heavy truck dealership)

William R.
James         President of Pruet Production Co.,      N/A      47
(Class B)     Chesley Pruet Drilling Co.,
              Progressive Oilfield Services,
              Rapad Petroleum Distributors, Inc.
              and Pruet Energy Corp.

Booker T.
Jones         President, Chief Executive Officer,     N/A      53
(Class B)     MINACT, Inc. (Jackson, MS based
              management and training firm)

Richard D.
McRae, Jr.    President, McRae Investments (private   1992 to  49
(Class A)     investment company); President and      Present
              Chief Operating Officer, Proffitt's,
              Inc. (retail department stores)
              April, 1994 to September, 1994;
              President and Chief Executive Officer,
              McRae's, Inc. 1988 to 4/94

E. B.
Robinson,
Jr.           Chairman of the Board and Chief         1981 to   55  Entergy
(Class B)     Executive Officer of the Company        present       Corporation

J. Kelley
Williams      Chairman and Chief Executive Officer,   1975 to   62  ChemFirst, Inc.
(Class B)     ChemFirst, Inc. (formerly First         present
              Mississippi Corporation)
              (industrial and agricultural
              specialty chemicals, chemical industry
              products and services)

CONTINUING DIRECTORS:





Richard H.
Bremer        President, CSW Energy Services;         1994 to  48   CSW Energy
(Class A)     President and Chief Executive           present       Services;
              Officer, Southwestern Electric                        Enershop;
              Power Co. September 1990 to                           CSW Commun-
              May 1996; Vice-President,                             ications
              Operations, Southwestern Electric
              Power Co. August 1989 to
              August 1990

Howard L.
McMillan,
Jr.          President and Chief Operating           1984 to   58
(Class A)    Officer of the Company                  present

John N.
Palmer       Chairman and Chief Executive Officer,   1985 to  62   Entergy-
(Class A)    Mobile Telecommunications Technologies  April,        Mississippi;
              Corp. (telecommunications)              1986;        Mobile Tele-
                                                      April,       communication
                                                      1987 to      Technologies
                                                      present      Corp; Entergy
                                                                   Corporation;
                                                                   East Group
                                                                   Properties

Warren A.
Hood, Jr.     Chairman of the Board, Hood Industries, 1990 to  45
(Class C)     Inc. (manufacturing of building and     present
              forest products)

Charles L.
Irby          President, Irby Construction Company    1989 to  42
(Class C)     (power and telecommunications           present
              contractor); Vice President,
              Stuart C. Irby Co. (wholesale
              electrical supplier)

W. R.
Newman, III   President, J. A. Bentley Lumber         1972 to  57
(Class C)     Company; Vice President, 1989 to 1990   present
              and Director, 1989 to Present, Pacific
              Coast Paging, Inc. (paging and answering
              service, southern California); President
              and Director, ManuTech, Inc. 1988 to 1990
              (manufacturer of gas logs)

RETIRING DIRECTORS:

Michael B.
Bemis         Executive Vice President, Customer      1992 to    49   Entergy-
(Class C)     Service, Entergy Corp.; President       Present         Arkansas;
              and Chief Operating Officer, Entergy-                   Entergy-
              Louisiana January, 1992 to October,                     Louisiana;
              1992; President and Chief Operating                     New Orleans
              Officer, Entergy-Mississippi 1989 to                    Public
              1991                                                    Service,
                                                                      Inc.; Entergy-
                                                                      Mississippi;
                                                                      Entergy-Texas

Steven C.
Walker        President and Chief Executive Officer,  1992 to  47
(Class A)     Commercial National Bank;               present
              Executive Vice President of the Company


     PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

    The following table shows the persons that are the beneficial owners of more than five percent (5%) of the Company's Common
Stock:

NAME AND ADDRESS         AMOUNT AND NATURE         PERCENTAGE OF
OF BENEFICIAL OWNER     OF BENEFICIAL OWNERSHIP           CLASS





Deposit Guaranty                2,882,398(1)               7.36%
  National Bank
P.O. Box 1200
Jackson, MS  39205

Irby Family and                 2,238,706(2)               5.49%
  Affiliated Interests
815 S. State Street
Jackson, MS  39207


         (1) This information is as of December 31, 1996. On that date, in its capacity as trustee, the Bank had sole voting power with respect to 2,807,441 shares of Company Common Stock and shared voting power with respect to 25,948 shares of Company Common Stock. In addition, it had sole investment power with respect to 2,191,373 shares of Company Common Stock and shared investment power with respect to 92,289 shares of Company Common Stock. E. B. Robinson, Jr., Howard L. McMillan, Jr., William R. James, Arlen L. McDonald and Richard D. McRae, Jr. are members of the Asset Management Services Committee of Deposit Guaranty National Bank and in such capacity share voting or investment power with other members of this committee with respect to certain shares of Company Common Stock held by Deposit Guaranty National Bank as trustee. The other member of the Asset Management Services Committee is Thomas M. Hontzas, Executive Vice President of the Company.

        (2) This information is as of March 3, 1997. Includes 2,150,680 shares as to which Charles L. Irby, Stuart C. Irby, Jr. and Stuart M. Irby share voting and investment power which are held by Irby Construction Company (2,011,272 shares), the Stuart
C. Irby Co. Profit Sharing Trust Fund (31,784 shares), the Irby Construction Co. Profit Sharing Trust Fund (107,552 shares) and the Elizabeth M. Irby Foundation (74,072 shares). Also includes 8,400 shares held by Charles L. Irby and 5,626 shares held by Stuart C. Irby, Jr.

         The following table shows the number of shares of the Company's Common Stock beneficially owned by each director, nominee for director, the CEO and the Company's four (4) most highly compensated officers other than the CEO (collectively the "Named Executive Officers") and by all directors, nominees and executive officers as a group, as of March 3, 1997. Except as otherwise indicated, each director has sole voting and investment power with respect to the shares shown in the table. The amounts shown in the table do not include beneficial ownership of certain shares held by Deposit Guaranty National Bank as trustee, with respect to which E. B. Robinson, Jr., Howard L. McMillan, Jr., Arlen L. McDonald, William R. James, Richard D. McRae and certain other officers which may be deemed to have shared voting or investment power as described above, except that shares with respect to which directors or officers have beneficial ownership in their individual capacities as participants in the Company's Employee Stock Purchase Plan are included.


DIRECTORS, NOMINEES AND    AMOUNT AND NATURE OF      PERCENTAGE
NAMED EXECUTIVE OFFICERS   BENEFICIAL OWNERSHIP         OF CLASS


Haley R. Barbour                    49,096(1)               *
Michael B. Bemis                     5,688(2)               *
Richard H. Bremer                    1,000                  *
Sharon S. Greener                   33,896                  *
Warren A. Hood, Jr.                 40,000                  *
Charles L. Irby                  2,233,080(3)              5.48%
W. R. James                         56,333(4)               *
B. T. Jones                            400                  *
James S. Lenoir                     85,690(5)               *
Arlen L. McDonald                   14,412(6)               *
Howard L. McMillan, Jr.            115,883(7)               *
Richard D. McRae, Jr.              167,688(8)               *
W. R. Newman, III                   56,436(9)               *
John N. Palmer                      67,064                  *
E. B. Robinson, Jr.                298,249(10)              *
Steven C. Walker                    72,088(11)              *
J. Kelley Williams                  12,264                  *

22 Directors and                 3,465,361(12)              8.42%
Executive Officers
as a Group

*Less than 1 percent


(1) Mr. Barbour has shared voting and investment power with respect to 3,296 shares with his wife and 800 shares held by his wife.
(2) Mr. Bemis shares voting and investment power with respect to 2,608 shares with his wife.
(3) Mr. Charles L. Irby shares voting power with respect to 2,224,680 shares with Mr. Stuart C. Irby, Jr. and Mr. Stuart
     M. Irby.
(4) Mr. James has shared voting and investment power with respect to 6,000 shares which are held by Pruet Production
     Co. of which he is President.
(5) The amount shown includes 35,400 shares which Mr. Lenoir has the right to acquire through exercise of options granted under the Company's incentive plan.
(6) Mr. McDonald has shared voting and investment power with respect to 400 shares held by his wife. The amount shown includes 11,400 shares which Mr. McDonald has the right to acquire through exercise of options granted under the Company's incentive plan.
(7) Mr. McMillan has shared voting and investment power with respect to 39,068 shares held by his wife or jointly with his wife. The amount shown includes 26,600 shares which Mr. McMillan has the right to acquire through exercise of options granted under the Company's incentive plan.
(8) Mr. McRae has shared voting and investment power with respect to 140,080 shares which are held by McRae Foundation, Inc.
(9) Mr. Newman shares voting and investment power with respect to 29,632 shares held by his wife.
(10) Mr. Robinson has shared voting power with respect to 54,244 shares held by family members. The amount shown also includes 124,000 shares which Mr. Robinson has the right to acquire through exercise of options granted under the Company's incentive plan.
(11) The amount shown includes 71,000 shares which Mr. Walker has the right to acquire through exercise of options.
(12) The amount shown includes 395,552 shares which executive officers have the right to acquire through exercise of options granted under the Company's incentive plan.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996 all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.

EXECUTIVE COMPENSATION

         Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended 1996, 1995 and 1994 of the CEO and the Company's four (4) most highly compensated officers other than the CEO (collectively, the "Named Executive Officers"):

                            SUMMARY COMPENSATION TABLE



                                         ANNUAL BASE COMPENSATION
                                                                     OTHER
                                                                     ANNUAL
                                                                     COMPENSA-
NAME AND PRINCIPAL POSITION             YEAR    SALARY($)  BONUS($)  TION($)

E. B. ROBINSON, JR.                     1996    395,980    349,340        0
 Chairman of the Board &                1995    380,899    406,918        0
 Chief Executive Officer of             1994    380,898    451,440        0
 the Company

HOWARD L. MCMILLAN, JR.                 1996    253,935    185,216        0
 President & Chief Operating            1995    253,309    244,195        0
 Officer of the Company                 1994    252,900    248,668        0

STEVEN C. WALKER                        1996    220,093    145,920        0
 President & Chief Executive            1995    219,906    194,329        0
 Officer of Commercial National         1994    218,102    84,964         0
 Bank

JAMES S. LENOIR                         1996    160,570    105,656        0
 Executive Vice President &             1995    160,570    141,063        0
 Chief Credit Officer of the            1994    159,237    143,068        0
 Company

ARLEN L. MCDONALD                       1996    156,383    103,838        0
 Executive Vice President &             1995    149,883    130,981        0
 Chief Financial Officer of             1994    142,717    127,767        0
 the Company

                                        LONG-TERM
                                        COMPENSA-
                                        TION
                                        AWARDS              ALL OTHER
                                        OPTIONS            COMPENSATION($)(2)
                                        (Shares)

E. B. ROBINSON, JR.                     22,000             86,158
 Chairman of the Board &                34,000             70,485
 Chief Executive Officer of             34,000             59,774
 the Company

HOWARD L. MCMILLAN, JR.                 10,400             53,449
 President & Chief Operating            16,200             38,582
 Officer of the Company                 16,200             31,280

STEVEN C. WALKER                        9,000              28,135
 President & Chief Executive            34,000             19,936
 Officer of Commercial National         14,000             17,006
 Bank

JAMES S. LENOIR                         4,400              24,530
 Executive Vice President &             7,000              15,194
 Chief Credit Officer of the            7,000              10,469
 Company

ARLEN L. MCDONALD                       4,400              21,158
 Executive Vice President &             7,000              15,290
 Chief Financial Officer of             7,000              14,034
 the Company








    (1) Although the Company's incentive plan permits grants of Incentive Stock Options, Restricted Stock Awards and SARs, no grants of these incentives have been made. All stock options are post-1996 stock split equivalents.

    (2) "All Other Compensation" consists of:

                                        ABOVE MARKET
                          COMPANY         EARNINGS
                       CONTRIBUTION     ON DEFERRED
                     TO THE 401K PLAN   COMPENSATION       TOTAL

Robinson                   $5,850       $80,308          $86,158
McMillan                    4,518        48,931           53,449
Walker                      4,670        23,465           28,135
Lenoir                      3,375        21,155           24,530
McDonald                    5,250        15,908           21,158


OPTION GRANTS

         Shown below is information on grants of stock options pursuant to the Company's incentive plan during 1996 to the Named Executive Officers. All stock options are post-1996 stock split equivalents. No SARs were granted under that Plan in 1996.

                OPTION GRANTS IN LAST FISCAL YEAR

                    INDIVIDUAL GRANTS

                                   % OF TOTAL
                         OPTIONS   OPTIONS      EXERCISE
                         GRANTED   GRANTED TO   PRICE(2)   EXPIR-
                         IN 1996   EMPLOYEES    ($ PER     ATION
NAME                     (#)(1)    IN 1996      SHARE)     DATE

E. B. Robinson, Jr.      22,000    13.75%        23.63     4/16/06
Howard L. McMillan, Jr.  10,400     6.50%        23.63     4/16/06
Steven C. Walker          9,000     5.63%        23.63     4/16/06
James S. Lenoir           4,400     2.75%        23.63     4/16/06
Arlen L. McDonald         4,400     2.75%        23.63     4/16/06

                         POTENTIAL REALIZABLE VALUE AT
                      ASSUMED ANNUAL RATES OF STOCK PRICE
                         APPRECIATION FOR OPTION TERM(3)

                         5.0%($)                10.0%($)

E. B. Robinson, Jr.      326,868                828,348
Howard L. McMillan, Jr.  154,519                391,583
Steven C. Walker         133,719                338,869
James S. Lenoir           65,374                165,670
Arlen L. McDonald         65,374                 165,670

    (1) All stock options were exercisable six (6) months after the date of the grant.

    (2) The exercise price was equal to the closing price on the NASDAQ on the date of the grant.

    (3) The valuation of the stock grants at five percent (5%) and ten percent (10%) appreciation rates are solely to comply with Securities and Exchange Commission ("SEC") Regulations and are not intended to imply future value of Company Stock.

OPTION EXERCISES AND YEAR END VALUES

         The following table provides information as to the options exercised during 1996, and the unexercised options to purchase the Company's Common Stock previously granted to the Named Executive Officers and held by them at the end of 1996. All stock option and price information are post-split equivalents.

       OPTIONS EXERCISED IN 1996 AND YEAR END OPTION VALUE


                                       NUMBER OF
                                       SECURITIES
                                       UNDERLYING      VALUE OF
                                       UNEXERCISED    UNEXERCISED
                                       OPTIONS AT    IN THE MONEY
                SHARES                 YEAR END(#)(1)  OPTIONS AT
                ACQUIRED   VALUE       EXERCISABLE/    YEAR END
NAME            IN 1996(#) REALIZED($) UNEXERCISABLE   ($)(2)

E. B.
Robinson, Jr.     84,000    1,129,625    124,000/0       1,770,250

Howard L.
McMillan, Jr.    106,800    1,343,325     26,600/0         288,025

Steven C.
Walker            20,000      283,750     71,000/0         991,000

James S.
Lenoir            20,000      347,500      5,400/0         577,900

Arlen L.
McDonald          14,000      203,000     11,400/0         123,775

      (1) All stock options granted prior to 1993 were exercisable upon the grant of the option. All stock options granted in 1993, 1994, 1995 and 1996 are exercisable six (6) months after the date of grant.

     (2) Based on the closing price on the New York Stock
Exchange ($30.875) on December 31, 1996.


RETIREMENT INCOME PLAN

         Under its Retirement Income Plan, the Company offers retirement income benefits to employees of the Company and its subsidiaries who are twenty-one (21) years of age, have been employed for one (1) year and have completed one thousand (1,000) hours of service. Benefits payable under the plan are based upon the five (5) year average base salary of the participant, which does not include payments under any benefit program or bonuses, and the participant's credited years of service. Base salary in 1996 for the individuals named in the Summary Compensation Table was as follows: E. B. Robinson, Jr. ($395,980); Howard L. McMillan, Jr. ($253,935); Steven C. Walker ($220,093); James S. Lenoir ($160,570); and Arlen L. McDonald ($156,383). Normal retirement age under the plan is sixty-two (62), but participants may elect an early or a postponed retirement date, in which case benefits are adjusted. Contributions to the plan made by the Company or its subsidiaries are determined actuarially.

     The following table indicates the estimated annual benefits payable to persons in specified classifications upon retirement at age sixty-two (62), assuming the highest salary earning years are during the five (5) years prior to retirement. Amounts shown are not subject to offset for social security or other items. Amounts shown are computed on a life-only option basis.

FIVE YEARS                   CREDITED YEARS OF SERVICE
AVERAGE
BASE SALARY   15        20        25        30        35       40

$50,000      $10,085   $13,447   $16,809   $20,170   $23,532  $26,457
100,000       22,610    30,147    37,684    45,220    52,757   58,607
150,000       35,135    46,847    58,559    70,270    81,982   90,757
200,000       35,135    46,847    58,559    70,270    81,982   90,757
300,000       35,135    46,847    58,559    70,270    81,982   90,757
400,000       35,135    46,847    58,559    70,270    81,982   90,757
500,000       35,135    46,847    58,559    70,270    81,982   90,757

    Credited years of service upon retirement for the individuals named above are anticipated to be as follows: E. B. Robinson, Jr. (36); Howard L. McMillan, Jr. (37); Steven C. Walker (25);
James S. Lenoir (40); and Arlen L. McDonald (42).

DIRECTOR COMPENSATION

         Non-officer directors receive an annual retainer fee of $3,000, a $500 fee for each board meeting attended and a $400 fee for attendance at each meeting of any committees on which they serve. Committee Chairmen receive an additional $200 fee for each committee meeting attended as Chairman of such committee.

     Pursuant to the Company's Directors Deferred Income Plan the Company permits non-officer directors to elect annually to defer up to one hundred percent (100%) of fees to be earned during the following year. The minimum deferral amount per year is one thousand dollars ($1,000). Generally amounts deferred are payable with interest to the participant in accordance with the participant's agreement with the Company, or upon termination of employment, disability or retirement, or to the participant's beneficiaries if the participant dies. The interest rate, adjusted annually, varies depending on several factors, including the event which results in the distribution of the deferred amounts and the age of the participant at the time of deferral. The interest rates for pre-retirement benefits, post-retirement payments and disability benefits are based upon a percentage of the 12-month average of the Moody's Average Corporate Yield, published monthly by Moody's Investor Service. Post retirement benefits are paid in ten (10) annual installments. The termination benefit consists of a lump sum benefit equal to the participant's deferral with interest thereon at the effective rate of ten (10) year U.S. Treasury Obligations on January 1 of the year of deferral compounded annually from the first day of the plan year in which the deferral was made. If a participant's service as a director terminates for any reason during a period of two (2) years after a change in control of the Company, prior to the participant meeting the requirements for receiving post retirement benefits, the person will be entitled to termination benefits, but at the same rates used in the calculation of post retirement payments.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF
CONTROL ARRANGEMENTS

   In 1996 the Company entered into Change of Control Termination Agreements with each of the Named Executive Officers which provide for severance benefits if such officers' employment is terminated without cause during the 36 months following a change in control of the Company. The agreement for Mr. McMillan provides that he is entitled to certain benefits which include full base salary through the date of termination plus all other amounts due under any compensation plan; severance payments equal to three times annual base salary in effect plus three times average annual bonus for the last three years; deferred compensation; and medical insurance benefits for three years.
The agreement for Mr. Robinson is similar, but includes additional payments which provide an excise tax gross-up with respect to any taxes incurred under Internal Revenue Code Section 4999 following a change in control. The agreements for Messrs. Lenoir and McDonald are similar to Mr. McMillan's agreement but the multiple for the severance payment is equal to twice annual base salary, plus twice times average annual bonus for the last three years and medical insurance benefits are for two years.
The agreement for Mr. Walker is similar to Mr. McMillan's agreement but is with Commercial National Bank, a wholly-owned subsidiary of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO THE BOARD OF DIRECTORS:

EXECUTIVE COMPENSATION PHILOSOPHY

     It is the philosophy of the Company's Compensation
Committee of the Board to provide a total compensation package to the CEO and executive officers which rewards strong corporate performance, provides incentives for long term profitability and growth consistent with safety and soundness, and remains competitive with other banks. The Committee uses a combination of base pay, annual performance awards and long term incentives in achieving its philosophy. These compensation factors are
reviewed in the first quarter of each year.   The plans, the 1996
plan-related decisions and supporting rationales are outlined below.

BASE COMPENSATION

     The base pay of the CEO and executives listed above is established to limit fixed salary costs by targeting base pay to ten percent (10%) below the peer market average of base compensation, adjusted for asset size. The peer group is comprised of ten (10) bank holding companies (the "Peer Group") in Mississippi and adjoining states with markets similar to the Company. Six (6) of these bank holding companies are in the KBW 50 index and several are included in the Nasdaq market index reflected in the Stockholder Return Performance Graph below.

     In 1996, two of the five executives above were eligible for and received an increase in base pay consistent with the guideline of targeting salary at ten percent below the market level. The Executive Variable Pay Plan provides these senior executives the opportunity to earn an additional variable amount which would make their annual direct compensation exceed the market average if the Company's performance is strong. This plan is detailed below.

EXECUTIVE VARIABLE PAY PLAN

     The Executive Variable Pay Plan is designed to establish executive compensation competitive with other banks, to provide for meaningful cash awards, and to increase profitability and growth of the Company consistent with other goals of the Company, its stockholders and its employees. Selected officers of the Company are eligible. Awards are based primarily on total return to shareholders and the financial results of the Company indicated by the Company's return on equity ("ROE"), rank within the Peer Group, and achievement of individual goals. At the beginning of each calendar year, the Compensation Committee approves a payout matrix in which specific ROE and Peer Rank results determine a bonus award as a percent of base salary.
The Compensation Committee of the Board makes the final determination as to the amount of compensation paid under the plan and the personnel included in the plan.

      For 1996, Robinson received variable pay of $349,340.
This payout was based upon total return to shareholders and 1996 operating results of the Company, which exceeded targeted ROE goals and ranked third within the Peer Group. Payouts for the remaining four (4) officers were based on the targeted ROE goals, rank within the Peer Group, and specific individual goals.

STOCK-BASED LONG-TERM INCENTIVE PLAN

     The purpose of the Plan is to attract and retain key executives of the organization through long-term incentives. There are currently 1,328,000 shares of Common Stock available for use in the Plan. Participation is limited to key employees who are in a position to make significant contributions toward the success of the organization as determined by the Board of Directors. In awarding grants, the Committee generally considers the base salary of each officer, corporate performance (which includes earnings and stockholder return) in the prior year, and the amount of incentives granted to other groups of executive officers in the Peer Group, as well as individual and subjective
factors.    The Committee also reviews grants made to the
executives in prior years. In order to address current focuses and trends, which may vary from year to year, the Committee does
not base awards on a specific set of factors or criteria.   In
aggregate, the 1996 grants, outlined in the accompanying table, were below the median grant level for Peer Banks.

     This report was presented by the Compensation Committee:

          Warren A. Hood, Jr., Chairman
          Michael B.  Bemis
          Richard H.  Bremer
          Charles L. Irby
          Richard D. McRae, Jr.



STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S & P 500 Index, the Nasdaq Market Index and the KBW 50 Total Return Index for the period of five (5) years. The KBW 50 Index is prepared by Keefe, Bruyette & Woods, Inc. and consists of fifty (50) banks and bank holding companies, some of which are listed on the New York Stock Exchange (the "NYSE"). The Company's Common Stock was listed for trading on the Nasdaq Market Index until December 4, 1996 when the Company's Common Stock was listed for trading on the NYSE. Because of the December 4, 1996 listing of the Company's Common Stock on the NYSE, the Company is required to use a broad based index which includes companies listed on the NYSE. Pursuant to SEC requirements, the graph has been prepared to compare the performance of the Company's Common Stock on the Nasdaq
Market Index used in the Proxy Statement for the 1996 Annual Meeting as well as the S & P 500 Index, the NYSE based index chosen by the Company for use in this Proxy Statement.


             DEPOSIT GUARANTY CORP. STOCK PERFORMANCE
            5 Year Cumulative Total Return Comparison
          Among Deposit Guaranty Corp., S & P 500 Index,
        Nasdaq Market Index and KBW 50 Total Return Index



                          [graph]








                              FISCAL YEAR ENDING
               1991     1992     1993      1994     1995   1996

DEP            100     163.73    175.34    195.58   297.97 425.63

Nasdaq MARKET
(BROAD MARKET) 100     100.98    121.13    127.17   164.96 204.98

KBW 50         100     127.40    134.50    127.60   204.40 289.10

S & P 500
BROAD MARKET)  100     107.60    118.50    120.00   165.10 203.00


OTHER TRANSACTIONS WITH MANAGEMENT

     Through its subsidiary banks, the Company makes loans to its directors and principal officers of its subsidiaries, and to associates of these directors and principal officers. All such loans were made in the ordinary course of business, and, at the time the loans were made, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG Peat Marwick LLP were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountants for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Compensation Committee which met five (5) times during 1996. Charles L. Irby serves as Chairman and other members are Warren A. Hood, Jr., Richard H. Bremer, Michael B. Bemis and Richard D. McRae, Jr. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee makes recommendations to the Board of Directors with respect to the compensation of senior management and also with respect to bonus payments under the Company's Executive Variable Pay Plan.

      The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 1996. Presently, John
N. Palmer serves as Chairman and other members are Michael B. Bemis, W. R. Newman, III and W. Henry Holman, Jr. The functions performed by this Committee include reviewing audit plans, examination results of both independent and internal auditors and management action relative to examination reports. The Committee also nominates the independent auditors for selection each year by the Board of Directors, verifies the independence of the independent auditors, reviews all services provided by the independent auditors and reviews fees and fee arrangements with the independent auditors.

         The Company does not have a standing nominating committee. In 1996 a Director Vacancy Study Committee made recommendations to the Board of Directors concerning persons to be nominated by the Board of Directors for election as directors at the 1997 Annual Meeting. The Director Vacancy Study Committee consisted of W. R. Newman, III, Chairman and Charles L. Irby, directors of the Company, and B. L. Chain and Harris B. Henley, who are an Advisory Board Member and a director, respectively, of the Company's subsidiary, Deposit Guaranty National Bank.

  The Corporate Governance Committee, consisting of J. Kelley Williams, Chairman, Michael B. Bemis, Charles L. Irby, W.R. Newman, III and John N. Palmer, was formed by the Board of Directors of the Company in September 1996 in connection with the anticipated combination of the Company's banking subsidiaries. The purpose of the Committee is to study and make recommendations to the Board on corporate governance issues such as size and composition of the Board, term length and compensation of Board members, possible nominees, committee structure, size and role of the bank advisory boards and such other matters as the Board may designate. The Committee met twice in November 1996 and again on February 28, 1997. Upon the advice of a consultant hired by the Committee, the Committee recommended to expand the size of the Board to 13 members at the 1997 Annual Meeting and to nominate Haley R. Barbour, Sharon S. Greener, William R. James and Booker
T. Jones, who currently serve as directors of Deposit Guaranty National Bank, to the Company's Board of Directors. These recommendations were approved by the Board of Directors on February 28, 1997.

      The Company's Bylaws provide procedures that must be followed by a stockholder who wishes to nominate candidates for election as a director in addition to those persons nominated by the Board of Directors. At least sixty (60) days prior notice to the Secretary of the Company is required if a stockholder intends to nominate an individual for election to the Board of Directors. These Bylaw provisions also require information to be supplied about both the stockholder making the nomination and the person nominated. In making its nominations the Board of Directors will take into consideration nominations made by stockholders in accordance with these Bylaw provisions.

OTHER MATTERS

         Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in their discretion on such matters.

PROPOSALS OF STOCKHOLDERS

         Any proposal of a stockholder to be presented for action at the Annual Meeting of Stockholders to be held April 20, 1998, must be received at the Company's principal executive offices no later than November 28, 1997, if it is to be included in management's proxy statement.

                             BY ORDER OF THE BOARD OF DIRECTORS




                                E. B. Robinson, Jr.
                             CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Dated and Mailed at
Jackson, Mississippi
on or about March 21, 1997

                      DEPOSIT GUARANTY CORP.
                          P. O. Box 730
                        Jackson, MS 39205
                              PROXY

   This Proxy is Solicited on Behalf of the Board of Directors


    The undersigned hereby appoint(s) Richard H. Bremer, Charles
L. Irby and W. R. Newman, III, jointly and individually, as Proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent the undersigned, and to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side, with full power to vote, and to cumulate votes on, all shares of Common Stock of Deposit Guaranty Corp. held of record by the undersigned on March 3, 1997, at the annual meeting of stockholders to be held on April 15, 1997, or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

                        (Continued and to be dated and signed
                         on the other side)

                         DEPOSIT GUARANTY CORP.
                         P. O. BOX 11011
                         NEW YORK, N.Y.  10203-0011


1.  ELECTION OF DIRECTORS    FOR all    WITHHOLD  *EXCEPTIONS
                             nominees   AUTHORITY
                             listed     to vote
                             below.     for all
                                        nominees
                                        listed
                                        below.

The nominee for Class A Director is: Richard D. McRae, Jr. The nominees for Class B Directors are: Haley R. Barbour, William R.
James, Booker T. Jones, E. B. Robinson, Jr. and J. Kelley
Williams.  The nominee for Class C Director is: Sharon S.
Greener.

The Board of Directors recommends a vote "FOR" all nominees.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions:


                             ADDRESS CHANGE
                             and/or comments




                             Sign here as name(s) appear(s)
                             opposite.

                             When shares are held by joint
                             tenants, both should sign.  When
                             signing as attorney, executor,
                             administrator, trustee or guardian,
                             please give full title as such.  If
                             corporation or partnership, sign in
                             full corporate or partnership name
                             by authorized person.

                             Dated:                , 1997


Signature:


Signature:

                             Votes must be indicated (x) in Black
                             or Blue Ink.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.